FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Exhibit 99.1 Financial Statements of Access Authority Inc.

                          Index to Financial Statements

                             Access Authority, Inc.


                                                                    Page

Report of Independent Auditors......................................F-2

Combined Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 1996 and
1997 and June 30, 1998 (unaudited)..................................F-3

Combined Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997 and the six months
ended June 30, 1997 and 1998(unaudited).............................F-4

Combined Consolidated Statements of Stockholders' Deficit
for the years ended December 31, 1995, 1996 and 1997
and the six months ended June 30, 1998 (unaudited)..................F-5

Combined Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and the six months ended
June 30, 1997 and 1998 (unaudited)..................................F-6

Notes to Combined Consolidated Financial Statements.................F-7

                         Report of Independent Auditors

The Board of Directors and Stockholders
Access Authority, Inc.

We have audited the accompanying consolidated balance sheets of Access Authority, Inc., which was combined with UMS Telecom, Ltd. in July 1995, a company under common control (the "Company"), as of December 31, 1996 and 1997, and the related combined consolidated statements of operations, stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Access Authority, Inc. as of December 31, 1996 and 1997, and the combined consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                           /s/ Ernst & Young LLP
Tampa, Florida
February 7, 1998


                             Access Authority, Inc.

                           Consolidated Balance Sheets

                                                                                   December 31                     June 30,
                                                                           1996                 1997                 1998
                                                                        --------------------------------------------------------
Assets                                                                                                            (unaudited)
Current assets:
    Cash                                                                  $ 1,038,608          $ 2,857,097         $ 923,410
    Accounts receivable - net of allowance for doubtful
        accounts of $200,000, $577,000 and $546,000 in 1996,
        1997 and 1998, respectively                                         1,268,817            1,954,240           802,290
    Prepaid expenses and other current assets                                  17,360               43,173           311,962
    Deferred income taxes                                                        -                 422,000           467,000
                                                                         ----------------------------------------------------------
Total current assets                                                        2,324,785            5,276,510         2,504,662

Property and equipment, net                                                 1,311,411            1,638,752         1,590,479

Note receivable - officer                                                      48,628               48,628            48,628
Deposits                                                                      253,389              256,733            79,254
Goodwill, net                                                                  30,024               25,531            22,334
Other assets                                                                   39,323                2,684             1,880
                                                                        -----------------------------------------------------------
Total assets                                                              $ 4,007,560          $ 7,248,838       $ 4,247,237
                                                                        ===========================================================

Liabilities and stockholders' deficit
Current liabilities:
    Accounts payable                                                      $ 3,445,267          $ 5,903,619       $ 3,093,420
    Commissions payable                                                       645,345              941,914         1,134,992
    Accrued expenses and other current liabilities                            349,803              300,098           151,027
    Unearned income and customer deposits                                     771,692              639,656           396,473
    Current portion of capital lease obligations                               52,499               79,098            89,099
    Notes payable - related parties                                            10,732                  -                 -
                                                                       ------------------------------------------------------------
Total current liabilities                                                   5,275,338            7,864,385         4,865,011

Notes payable - related parties                                               584,468                 -                  -
Capital lease obligation, net of current portion                              330,446              192,163            70,435
Deferred income taxes                                                             -                   -               89,000

Stockholders' deficit:
    Preferred stock:
       Authorized  - 5,000,000 shares
       Issued and outstanding shares - none                                        -                   -                  -
    Common stock - $.01 par value:
       Authorized  - 20,000,000 shares
       Issued and outstanding  - 981 shares                                        10                   10                10
    Additional paid-in capital                                                 77,932               77,932            77,932
    Accumulated deficit                                                    (2,260,634)            (885,652)         (855,151)
                                                                      --------------------------------------------------------------
Total stockholders' deficit                                                (2,182,692)            (807,710)         (777,209)
                                                                      --------------------------------------------------------------
Total liabilities and stockholders' deficit                              $  4,007,560          $ 7,248,838       $ 4,247,237
                                                                      ==============================================================

SEE ACCOMPANYING NOTES.

                             Access Authority, Inc.

                 Combined Consolidated Statements of Operations

                                                                                                               Six months ended
                                                              Year ended December 31,                              June 30,
                                                    1995            1996              1997                1997             1998
                                            ----------------------------------------------------------------------------------------
                                                                                                                (unaudited)
Telecommunications revenue                    $  5,220,621       $ 25,473,244    $ 47,553,883         $ 21,989,968    $ 18,566,391

Operating expenses:
    Cost of telecommunications services          4,126,169         19,398,035      34,003,182           16,018,509      14,007,082
       Selling                                     764,002          2,975,672       5,694,440            2,717,858       1,459,473
       General and administrative                  763,682          2,701,867       5,203,585            2,419,534       2,892,754
       Provision for doubtful accounts             453,735          1,082,731       1,133,172              704,087         418,061
       Depreciation and amortization                57,091            227,310         413,078              167,700         263,101
                                            ---------------------------------------------------------------------------------------
Total operating expenses                         6,164,679         26,385,615      46,447,457           22,027,688      19,040,471
                                            ---------------------------------------------------------------------------------------

    Income (loss) from operations                 (944,058)          (912,371)      1,106,426              (37,720)       (474,080)
    Interest income                                   -                  -            (48,444)             (11,735)        (46,446)
    Interest expense                                52,934             74,176         140,888               91,173          23,621
    Gain on contingency settlement                    -                  -               -                    -           (499,756)
                                            ---------------------------------------------------------------------------------------
    Income (loss) before income tax
       expense (benefit)                          (996,992)          (986,547)      1,013,982             (117,158)         48,501
    Income tax expense (benefit)
       Current expense (benefit)                      -                  -             61,000                -             (26,000)
       Deferred expense (benefit)                     -                  -           (422,000)               -              44,000
                                             --------------------------------------------------------------------------------------
                                                      -                  -           (361,000)               -              18,000
                                             --------------------------------------------------------------------------------------
    Net income (loss)                          $  (996,992)         $(986,547)     $1,374,982          $  (117,158)         30,501
                                             ======================================================================================

SEE ACCOMPANYING NOTES.


                             Access Authority, Inc.

            Combined Consolidated Statements of Stockholders' Deficit

                                                                               Additional
                                                              Common           Paid In             Accumulated
                                            Shares            Stock            Capital               Deficit              Total
                                       --------------------------------------------------------------------------------------------
Balance, December 31, 1994                   700            $  7                $ 1,993         $  (277,095)          $ (275,095)
   Equipment contributed by Stockholders      -                -                 59,842                -                  59,842
   Issuance of common stock in
     conjunction with business acquisition   124               1                  7,099                -                   7,100
   Issuance of common stock in
     exchange for services                   157               2                  8,998                -                   9,000
   Net loss                                   -                -                     -             (996,992)            (996,992)
                                       --------------------------------------------------------------------------------------------
Balance, December 31, 1995                   981              10                 77,932          (1,274,087)          (1,196,145)
   Net loss                                   -                -                   -               (986,547)            (986,547)
                                       --------------------------------------------------------------------------------------------
Balance December 31, 1996                    981              10                 77,932          (2,260,634)          (2,182,692)
   Net income                                 -                -                   -              1,374,982            1,374,982
                                       --------------------------------------------------------------------------------------------
Balance, December 31, 1997                   981              10                 77,932            (885,652)            (807,710)
    Net loss(unaudited)                       -                -                   -                 30,501               30,501
                                       --------------------------------------------------------------------------------------------
Balance, June 30, 1998(unaudited)            981          $   10               $ 77,932         $  (855,151)          $ (777,209)
                                       ============================================================================================

SEE ACCOMPANYING NOTES.


                             Access Authority, Inc.

                 Combined Consolidated Statements of Cash Flows
                                                                                                                  Six Months ended
                                                                           Year ended December 31                    June 30,
                                                               1995             1996           1997           1997            1998
                                                              ---------------------------------------------------------------------
Cash flows from operating activities                                                                                (Unaudited)
Net income (loss)                                             $ (996,992)   $ (986,547)    $ 1,374,982    $ (117,158)     $  30,501
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
     Provision for doubtful accounts                             453,735     1,082,731       1,133,172       167,700        314,024
     Depreciation and amortization                                57,091       227,310         413,078       704,087        263,101
     Gain on contingency settlement                                 -            -                -             -          (499,756)
     Issuance of common stock in exchange for services             9,000         -                -             -              -
     Deferred taxes                                                 -            -            (422,000)         -            44,000
     (Increase) decrease in accounts receivable                 (598,286)   (2,123,074)     (1,818,595)     (812,299)       837,926
     Decrease (increase) in prepaid expenses and other
       current assets                                              9,270        42,743         (25,813)      (58,683)      (268,789)
     (Increase) decrease in deposits and other assets            (75,202)     (159,289)         33,295        33,222        177,479
     Increase (decrease) in accounts payable and
       accrued expenses                                        1,024,138     2,909,636       2,705,216       925,610     (2,266,436)
     Increase (decrease) in unearned income and
       customer deposits                                         374,635       365,251        (132,036)      (91,888)      (243,183)
                                                           ------------------------------------------------------------------------
Net cash provided by (used in) operating activities              257,389     1,358,761       3,261,299       750,591     (1,611,133)
                                                           ------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                             (148,029)      (648,093)       (735,926)     (465,098)      (210,827)
Issuance of note receivable to officer                            -            (48,628)           -            -              -
Cash acquired in acquisition of wholly-owned subsidiary          16,311           -               -            -              -
                                                           ------------------------------------------------------------------------
Net cash used in investing activities                          (131,718)      (696,721)       (735,926)     (465,098)      (210,827)
                                                           ------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds of demand note payable - bank                       20,848           -               -             -             -
Repayment of demand note - bank                                   -            (20,848)           -             -             -
Repayment of capital lease obligations                            -               -           (111,684)      (35,037)      (111,727)
Increase (decrease) in notes payable related parties            228,430        (12,355)       (595,200)     (192,192)         -
                                                           ------------------------------------------------------------------------
Net cash provided by (used in) financing activities             249,278        (33,203)       (706,884)     (227,229)      (111,727)
                                                           ------------------------------------------------------------------------
Net increase (decrease) in cash                                 374,949        628,837       1,818,489        58,264     (1,933,687)
Cash at beginning of period                                      34,822        409,771       1,038,608     1,038,608      2,857,097
                                                           ------------------------------------------------------------------------
Cash at end of period                                        $  409,771    $ 1,038,608       2,857,097     1,096,872        923,410
                                                           ========================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest                     $   10,300    $    46,800      $  158,274     $  91,173     $   23,621
                                                           ========================================================================
Cash paid during the period for income taxes                 $    -        $      -         $   91,000     $   -         $    9,790
                                                           ========================================================================
Property and equipment contributed by stockholders           $   59,842    $      -         $     -        $   -         $    -
                                                           ========================================================================
Property and equipment acquired in exchange for note
   payable to related parties                                $   31,250     $     -         $     -        $   -         $    -
                                                           ========================================================================
Property and equipment acquired under capital lease
   obligations                                               $     -        $  382,945      $   37,724     $  37,724     $    -
                                                           ========================================================================
Purchases of property and equipment included in
   accounts payable                                          $     -        $  135,217      $     -        $   -         $    -
                                                           ========================================================================
Issuance of common stock in conjunction with
   business acquisition                                      $    7,100     $     -         $     -        $   -         $    -
                                                           ========================================================================

SEE ACCOMPANYING NOTES.

                             Access Authority, Inc.

               Notes to Combined Consolidated Financial Statements

                 (Information pertaining to the six months ended
                June 30, 1997 and 1998 and the September 17, 1998
                             Agreement is unaudited)



1. BUSINESS

The Company provides international telecommunications services, including call reorigination and domestic toll-free access and various value-added features, to small and medium-sized businesses and individuals in over 38 countries throughout the world. The Company markets its services through an independent and geographically dispersed sales force consisting of agents and wholesalers.

On September 17, 1998, pursuant to a Stock Purchase Agreement (the "Agreement') dated as of September 15, 1998, Ursus Telecom Corporation purchased all of the issued and outstanding common stock of Access Authority, Inc. Pursuant to the Agreement, the shareholders of Access received aggregate consideration of $8 million in cash. The terms of the Agreement, including the purchase price, were negotiated by the parties on an arms length basis.


2. ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying financial statements combine the accounts of Access Authority, Inc. and UMS Telecom, Ltd. (UMS Telecom) for the period under common control up to the date of the Company's merger with UMS Telecom in July 1995. The consolidated financial statements include the accounts of Access Authority, Inc., a Delaware corporation, and its wholly-owned subsidiary. Significant intercompany transactions and balances have been eliminated.

INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements as of June 30, 1998 and for each of the six month periods ended June 30, 1997 and 1998 include all adjustments which, in the opinion of management, are necessary for a fair presentation of the Company's financial position and results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The results of the Company's operations for the six months ended June 30, 1997 and 1998 are not necessarily indicative of the results of operations for a full fiscal year.

USE OF ESTIMATES

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             Access Authority, Inc.

               Notes to Combined Consolidated Financial Statements

                 (Information pertaining to the six months ended
                 June 30, 1997, 1998 and the September 17, 1998
                             Agreement is unaudited)

2. ACCOUNTING POLICIES (CONTINUED)

CREDIT RISK

Financial instruments that subject the Company to credit risk consist primarily of accounts receivable. Concentrations of credit risk with respect to accounts receivable are minimal due to the large number of customers comprising the Company's customer base and their dispersion throughout the world. In addition, the Company has further reduced credit risk by requiring a substantial portion of its customers to pay by credit card. The Company performs ongoing credit evaluations of its customers who do not pay with credit cards and in certain circumstances may require a deposit. The Company maintains an allowance for potential credit losses.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of accounts receivable and accounts payable approximate fair value because of their short-term nature. The carrying amounts of the notes payable and capital lease obligations approximate fair value because their interest rates are based upon rates currently available to the Company for debt with similar terms and conditions.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets which range from five to seven years.

INTANGIBLE AND LONG-LIVED ASSETS

The Company reviews the recoverability of intangible and long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows for the use of such assets are less than the carrying value, the Company's policy is to record a write-down that is determined based on the difference between the carrying value of the asset and its estimated fair market value.

Goodwill, which represents the cost in excess of the fair market value of identifiable net assets acquired, is being amortized using the straight-line method over five years.

                             Access Authority, Inc.

               Notes to Combined Consolidated Financial Statements

                 (Information pertaining to the six months ended
                 June 30, 1997, 1998 and the September 17, 1998
                             Agreement is unaudited)

2. ACCOUNTING POLICIES (CONTINUED)

TELECOMMUNICATIONS REVENUE

Revenues are recorded as income when the services are provided. Unearned income represents amounts received from the sale of telecommunications services to be provided in future periods.

3. MERGERS AND ACQUISITIONS

In July 1995, UMS Telecom, formerly affiliated with the Company by common ownership, was merged with and into the Company. This transaction was accounted for as a reorganization of companies under common control in a manner similar to a pooling of interests. As a result of the common investor group's control over both Access Authority, Inc. and UMS Telecom, the accompanying combined consolidated financial statements have been prepared to reflect the accounts of the Company, UMS Telecom, and the Company's wholly-owned subsidiary on a combined basis for periods prior to the merger.

In August 1995, the Company acquired all of the outstanding stock of National Business Telephone Services, Inc. (NBTS) in exchange for 124 shares of the Company's common stock valued at $7,100 in a business combination accounted for as a purchase. The cost of the acquisition exceeded the fair value of the net assets acquired by $39,068, which has been recorded as goodwill. The results of operations of NBTS are included in the accompanying financial statements since the date of acquisition.

Both UMS Telecom and NBTS had elected to be treated as Subchapter S corporations for federal and state income tax reporting purposes. The transactions with the Company terminated these elections. Application of SFAS No. 109 for the change in tax status of these entities was immaterial.

                             Access Authority, Inc.

               Notes to Combined Consolidated Financial Statements

                 (Information pertaining to the six months ended
                 June 30, 1997, 1998 and the September 17, 1998
                             Agreement is unaudited)

4. SIGNIFICANT CUSTOMERS

The Company has had a number of significant agents. Net revenues from the significant agents were in the following percentages of total revenues:

                                   December 31,                   June 30,
                              1995        1996      1997      1997        1998
                        -------------------------------------------------------
Agent 1                        -          29%       30%       30%           -
Agent 2                        -           -        14%       14%          12%
Agent 3                        -           -        29%       27%          31%
  Totals                       -          29%       73%       73%          43%
                        =======================================================

During the entire period, no individual customer of the agents accounted for more than 10% of the Company's revenues. Further, during 1998 the Company discontinued a relationship with Agent 1, resulting in a significant loss of revenue. (See Note 13)

5. NOTE RECEIVABLE - OFFICER

The Company has amounts due from an officer totaling $48,628 as of December 31, 1996 and 1997 and at June 30, 1998. The note bears interest at 5% per annum and is due on demand.

6. PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following:
                                       December 31,             June 30,
                                    1996               1997         1998
                                 ----------------------------------------------

Telephone equipment               $ 493,752        $ 752,984      $ 885,489
Telephone equipment under capital
     lease obligation               515,559          515,559        515,559
Computer equipment                  477,046          791,500        868,699
Automobiles                          11,944           11,944         11,944
Office furniture and equipment       42,663           55,214         55,214
Leasehold improvements               21,924           44,954         46,077
Software development cost            59,600          174,141        174,141
                             --------------------------------------------------
                                $ 1,622,488      $ 2,346,296     $2,557,123
Accumulated depreciation and
     amortization                  (311,077)        (707,544)      (966,644)
                             --------------------------------------------------
                               $  1,311,411      $ 1,638,752     $1,590,479
                             ==================================================

7. MAJOR SUPPLIERS

Substantially all of the Company's line charges were incurred with no more than three providers. Purchases from these providers accounted for 87%, 89%, and 76% of the cost of the telecommunication services for the years ended December 31, 1995, 1996, and 1997, respectively and 92% for the six months ended June 30, 1997 and 92% from five carriers for the same period in 1998. Periodically, the Company enters into agreements with certain carriers that require minimum monthly usage commitments in return for discounts on services provided. The Company believes that it will exceed its minimum monthly commitments for all carriers. At December 31, 1996, 1997 and at June 30, 1998, accounts payable includes $2,326,538, $3,035,004 and $2,478,896 due to these providers, respectively.

8. NOTES PAYABLE - RELATED PARTIES

During 1997, the Company paid the remaining balance due under the notes payable to related parties.

The Company incurred interest expense related to the notes payable of $47,393, $68,655, and $97,348 for the years ended December 31, 1995, 1996, and 1997, respectively. Accrued but unpaid interest related to the notes payable was included in the outstanding balance of the demand note payable at December 31, 1996.

9. OTHER RELATED PARTY TRANSACTIONS

The Company pays a management fee to an affiliate for administrative services. Management fees were $60,000, $125,000, and $70,000 for the years ended December 31, 1995, 1996, and 1997, respectively and $6,700 and $438,204 for the six months ended June 30, 1997 and 1998, respectively. The management fee is based upon the allocable share of time certain employees of the affiliate dedicated to the Company. The Company reimbursed affiliates $50,975, $122,340, and $151,346 for expenses in the years ended December 31, 1995, 1996, and 1997, respectively and $61,791 and $56,048 for the six months ended June 30, 1997 and 1998, respectively. Unpaid balances related to these expenses were included in the balance of the demand note payable to the affiliate at December 31, 1996.

                             Access Authority, Inc.

               Notes to Combined Consolidated Financial Statements

                 (Information pertaining to the six months ended
                 June 30, 1997, 1998 and the September 17, 1998
                             Agreement is unaudited)


9. OTHER RELATED PARTY TRANSACTIONS (CONTINUED)

In 1997, the Company entered into a four-year lease agreement with an affiliate for office space. The agreement contains a one-year renewal option. In 1997, lease payments totaled $180,000. This lease was subsequently terminated upon the sale of the Company to Ursus Telecom Corporation on September 17, 1998.

In August 1995, certain stockholders contributed to the Company equipment with a historical cost basis of $91,092 subject to a note payable of $31,250. The excess of the fair market value of the equipment, which equaled its historical cost basis, over the liability assumed by the Company has been reflected as a contribution of capital.

10. INCOME TAXES

Components of the Company's deferred tax assets and liabilities are as follows:

                                         December 31,                  June 30,
                                     1996          1997                 1998
                                  ---------------------------------------------

Deferred tax assets:
  Accrued liabilities and reserves  $ 356,000    $ 424,000           $ 202,000
    Net operating losses              376,000        -                 265,000
    Valuation allowance              (719,000)       -                    -
                                  ---------------------------------------------
Total deferred tax assets           $  13,000    $ 424,000           $ 467,000

Deferred tax liabilities            $ (13,000)   $  (2,000)          $ (89,000)

Net deferred tax assets             $    -       $ 422,000           $ 378,000
                                  =============================================

                             Access Authority, Inc.

               Notes to Combined Consolidated Financial Statements

                 (Information pertaining to the six months ended
                 June 30, 1997, 1998 and the September 17, 1998
                             Agreement is unaudited)

10. INCOME TAXES (CONTINUED)

As of June 30, 1998, the Company has approximately $720,000 of net operating losses that begin to expire in 2013. During 1997, the Company utilized $1,078,000 and $478,000 of federal and state net operating loss carryforwards, respectively. Prior to 1997, the Company recorded a valuation allowance against its deferred tax assets as realization was not assured. The following table reconciles the difference between the amount of income tax (benefit) expense that would result from applying statutory rates to the pretax loss/income and the amount presented in the accompanying statements of operations:

                                               Year Ended December 31,                        Six Months Ended
                                                                                                   June 30,
                                          1995           1996         1997                        1997           1998
                                     ----------------------------------------------------------------------------------------------
Federal income tax (benefit) expense
at statutory rates                    $ (339,000)     $ (336,000)    $ 345,000                 $   -             $ 16,000

State income tax (benefit) expense,      (35,000)         (9,000)       13,000                     -                2,000
net of federal taxes
Valuation allowance                      374,000         345,000      (719,000)                    -                   -
                                   ------------------------------------------------------------------------------------------------
                                      $      -       $      -       $ (361,000)                $   -             $ 18,000
                                   ================================================================================================

11. LEASE COMMITMENTS

The Company leases certain switching equipment for its German operations, under an agreement which has been accounted for as a capital lease. The related equipment had a cost of $515,559 and accumulated depreciation of $128,889 at June 30, 1998. The agreement required an initial payment of $150,000 and a variable monthly installment of principal based upon usage with a minimum monthly payments of $7,500 through payoff.

Further, the Company leases its facilities and certain other equipment under noncancelable operating leases that expire through 2001. Rent expense under operating leases totaled approximately $62,000, $86,000, and $269,000 for the years ended December 31, 1995, 1996, and 1997, respectively and approximately $201,000 and $171,000 for the six months ended June 30, 1997 and 1998, respectively. Certain leases require the payment of related property taxes, insurance, maintenance, and other costs. In connection with the sale of the Company to Ursus Telecom on September 17, 1998 a lease that required monthly payments of $15,000 per month has been terminated and as such, payments due subsequent to that date are no longer a commitment of the Company.

                             Access Authority, Inc.

               Notes to Combined Consolidated Financial Statements

                 (Information pertaining to the six months ended
                 June 30, 1997, 1998 and the September 17, 1998
                             Agreement is unaudited)


11. LEASE COMMITMENTS (CONTINUED)

Minimum future lease payments under both capital and operating leases (including the lease with affiliate) together with the present value of the net minimum lease payments under capital leases as of June 30, 1998 are summarized as follows:

                                                  Capital           Operating
                                                  Leases              Leases
                                           -----------------------------------
1998                                          $  52,658           $  59,954
1999                                            105,369                -
2000                                             12,211                -
                                           -----------------------------------
Total minimum lease payments                    170,238           $  59,954
                                                                ===============
Amounts representing interest                    10,704
                                           --------------
Present value of net minimum lease payments   $ 159,534
                                           ==============

12. GEOGRAPHIC INFORMATION

The Company has operations in the United States and derives a significant portion of its revenues from customers located in foreign countries. At December 31, 1997 and June 30, 1998 the Company had assets with a net book value of approximately $490,763 and $386,670 in Germany, respectively. Prior to 1996, there were no assets in a country other than the United States. The following is a summary of telecommunications revenue.

                                                             Six months ended
                              Year Ended December 31             June 30
                         1995        1996        1997       1997         1998
                     ----------------------------------------------------------
Export revenues       $4,966,881 $23,236,687 $42,006,247 $19,424,618 $16,416,248

United States revenues   253,740   2,236,557   5,547,636   2,565,350   2,150,143
                     -----------------------------------------------------------
Total                 $5,220,621 $25,473,244 $47,553,883 $21,989,968 $18,566,391
                     ===========================================================

                             Access Authority, Inc.

               Notes to Combined Consolidated Financial Statements

                 (Information pertaining to the six months ended
                 June 30, 1997, 1998 and the September 17, 1998
                             Agreement is unaudited)

12. GEOGRAPHIC INFORMATION (CONTINUED)

Export revenues for the years ended December 31, 1996 and 1997, and the six months ended June 30, 1997 and 1998 consists of the following geographic regions.

                                                               Six month ended
                             Year Ended December 31,               June 30,
                          -----------------------------------------------------
                            1996             1997          1997           1998
                          -----------------------------------------------------
Europe                    $ 10,602,650   $ 12,273,657   $ 5,675,611  $6,405,877
Asia                        10,479,917     13,919,022     6,436,464   7,344,533
Central and South America    1,691,972     14,128,258     6,533,218   2,033,326
Middle East/Africa             462,148      1,685,310       779,325     632,512
                         ------------------------------------------------------
                          $ 23,236,687   $ 42,006,247   $19,424,618 $16,416,248
                         ======================================================

13. CONTINGENCY

The Company had received a claim from a former vendor aggregating $1.7 million. The Company disputed the amount of the charges and had requested that the vendor substantiate the claim by providing the call records and bills for the telecommunications services alleged to have been provided. The vendor has not produced the records but has joined the Company in a lawsuit as a third party defendant in which the plaintiff, a supplier of telecommunications services, alleged that the vendor failed to pay it for services provided and sought damages of approximately $3.8 million. The vendor alleged that the plaintiff was obliged to provide the services at a lower rate and that the Company was liable to it at such lower rate for the services that are the subject of the plaintiff's complaint. The plaintiff in the lawsuit also sought to foreclose on its security interest in the vendor's receivables, including its claim against the Company. The Company had entered into an agreement with the plaintiff in the lawsuit, whereby the plaintiff had agreed not to prosecute or collect any claims against the Company. In June 1998 the above case was settled for $75,000 resulting in a gain of approximately $500,000, which has been recorded as other income in the six months ended June 30, 1998.

In February 1998, the Company filed an action against Edwin Alley, d/b/a Phone Anywhere in the United States District Court for the Middle District of Florida claiming that Edwin Alley, d/b/a Phone Anywhere ("Alley"), a former sales agent for the Company, breached its agency agreement with the Company, wrongfully diverted customers and business to the Company's competitors, misappropriated the Company's trade secrets, breached fiduciary and other duties owed to the Company and engaged in unfair competition. The Company seeks compensatory damages, injunctive relief and a declaratory judgment. Alley counterclaimed for breach of contract and quantum meruit, seeking damages and injunctive relief to enjoin the Company from soliciting or providing services to customers located by him. Discovery is proceeding on the Company's claims. Alley has moved for summary judgment on jurisdictional grounds and the Company is responding to the motion.

Subsequent to the filing of the Company's federal action, Alley commenced an action against the Company in the Circuit Court of the Sixth Judicial Circuit, Pinellas County, Florida. In that action, Alley asserts essentially the same claims and seeks the same relief as in his federal counterclaim. Access Authority has answered the Complaint, denying the material allegations in the pleading, and has asserted counterclaims against Alley based largely on the claims it asserted in the federal proceeding commenced by it. The Pinellas County proceeding has been stayed pending disposition of the federal action.

Management does not believe that this action will have a material impact on the financial condition or the results of operations of the Company.

14. YEAR 2000 ISSUE (UNAUDITED)

The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Company currently expects the project to be substantially complete by early 1999 and to cost less than $20,000. This estimate includes internal costs, but excludes the costs to upgrade and replace systems in the normal course of business. The Company does not expect this project to have a significant effect on operations. As of June 30, 1998, the Company has not incurred any significant expenses. The Company will continue to implement systems with strategic value though some projects may be delayed due to resource constraints.

PRO FORMA FINANCIAL INFORMATION

Exhibit 99.2 Unaudited Pro Forma Condensed Consolidated Statements of Operations

The following pro forma condensed consolidated statements of operations are set forth herein to give effect to the acquisition of Access by the Company as if such acquisition had occurred as of the beginning of each period presented by combining the statements of operations of (i) the Company for the year ended March 31, 1998 and Access for the year ended December 31, 1997, and (ii) the Company for the six months ended September 30, 1998 and Access for the six months ended June 30, 1998. The pro forma consolidated statements of operations does not reflect any potential cost savings which may be obtained following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available.

The pro forma condensed consolidated statements of operations are provided for illustrative purposes only and are not necessarily indicative of the combined results of operations that would have been reported on a historical basis, nor do they represent a forecast of the combined future results of operations for any future period. All information contained herein should be read in conjunction with the Consolidated Financial Statements and the notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-K for the year ended March 31, 1998, the financial statements and notes thereto of Access included in this Form 8-K and the notes to the Unaudited Pro Forma Condensed Combining Financial Information.


                            URSUS TELECOM CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1998

                                               Ursus             Access
                                             Telecome          Authority
                                            Corporation           Inc.
                                            Year Ended         Year ended
                                             March 31,         December 31,       Pro Forma         Pro Forma
                                               1998              1997(a)          Adjustments       As Adjusted
                                          -----------------------------------------------------------------------
 Revenues:
    Retail                                  $24,198,629        $24,096,245                          $48,294,874
    Wholesale                                 3,899,695         23,457,638                           27,357,333
                                          -----------------------------------------------------------------------
    Total revenues                           28,098,324         47,553,883                           75,652,207

    Cost of revenues:
    Retail                                   15,017,899         14,421,434                           29,439,333
    Wholesale                                 3,514,796         19,581,748                           23,096,544
                                          -----------------------------------------------------------------------
    Total cost of revenues                   18,532,695         34,003,182                           52,535,877
                                          -----------------------------------------------------------------------
    Gross profit                              9,565,629         13,550,701                           23,116,330

    Operating expenses:
    Commissions                               4,181,651          5,473,772                            9,655,423
    Selling, general and administrative
        expenses                              3,467,585          6,557,425                           10,025,010
    Depreciation and amortization               196,497            413,078         562,341 (b)        1,171,916
                                          -----------------------------------------------------------------------
    Total operating expenses                  7,845,733         12,444,275         562,341           20,852,349
                                          -----------------------------------------------------------------------

    Operating income                          1,719,896          1,106,426        (562,341)           2,263,981

    Other income (expense):
    Interest expense                            (23,747)          (140,888)                            (164,635)
    Interest income                              26,752             48,444                               75,196
    Gain (loss) on sale of equipment             10,584              -                                   10,584
                                         -------------------------------------------------------------------------
                                                 13,589            (92,444)                             (78,855)
                                         -------------------------------------------------------------------------
    Income before provision (benefit)
      for income taxes                        1,733,485          1,013,982        (562,341)           2,185,126
    Provision (benefit) for income taxes        659,577           (361,000)                        (d)  298,577
                                         -------------------------------------------------------------------------
 Net income                                $  1,073,908        $ 1,374,982       $(562,341)         $ 1,866,549
                                         =========================================================================
 Pro forma net income per common
    share-basic and dilutive               $        .21                                             $       .38
                                         =========================================================================
 Pro forma weighted
    average shares outstanding                5,000,000                                               5,000,000
                                         =========================================================================

                            URSUS TELECOM CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1998

                                                       Ursus Telecom          Access
                                                       Corporation           Authority Inc.
                                                        For the                For the
                                                       Six Months            Six Months
                                                        Ended                   Ended
                                                      September 30,          June 30,          Pro Forma          Pro Forma
                                                        1998                   1998(a)         Adjustments        As Adjusted
 Revenues:
Retail                                              $11,687,009             $8,586,575                           $  20,273,584
Wholesale                                             1,561,369              9,979,816                              11,541,185
                                                  -----------------------------------------------------------------------------
Total revenues                                       13,248,378             18,566,391                              31,814,769

 Cost of revenues:
    Retail                                            7,339,275              5,755,106                              13,094,381
    Wholesale                                         1,230,988              8,251,976                               9,482,964
                                                   -----------------------------------------------------------------------------
    Total cost of revenues                            8,570,263             14,007,082                              22,577,345
                                                   -----------------------------------------------------------------------------
    Gross profit                                      4,678,115              4,559,309                               9,237,424

    Operating expenses:
     Commissions                                       1,799,120             1,070,895                               2,870,015
     Selling, general and administrative expenses      2,553,369             3,699,393                               6,252,762
     Depreciation and amortization                       228,904               263,101           281,170  (c)          773,175
                                                   ------------------------------------------------------------------------------
    Total operating expenses                           4,581,393             5,033,389           281,170             9,895,952
                                                   ------------------------------------------------------------------------------
   Operating income (loss)                                96,722              (474,080)         (281,170)             (658,528)

    Other income (expense):
    Interest expense                                     (20,452)              (23,621)                                (44,073)
    Interest income                                      231,979                46,446                                 278,425
    Gain on contingency settlement                                             499,756                                 499,756
                                                         211,527               522,581                                 734,108
                                                   ------------------------------------------------------------------------------
    Income (loss)before provision (benefit)
      for income taxes                                   308,249                48,501          (281,170)               75,580
    Provision (benefit) for income taxes                 155,370                18,000                           (d)   173,370
                                                   ------------------------------------------------------------------------------
 Net income(loss)                                   $    152,879            $   30,501        $ (281,170)          $   (97,790)
                                                   ==============================================================================

 Pro forma net income per common
    Share-basic and dilutive                        $       .02                                                    $      (.02)
                                                   ==============================================================================
 Pro forma weighted average shares outstanding        5,708,791                                                      5,708,791
                                                   ==============================================================================


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Note 1. The unaudited pro forma condensed consolidated statements of operations, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Company and the combined consolidated financial statements of Access for the indicated periods.

Note 2. The Company's statement of operations for the year ended March 31,1998 has been combined with Access's statement of operations for the year ended December 31, 1997. Additionally, the Company's statement of operations for the six month period ended September 30, 1998 has been combined with Access's statement of operations for the six month period ended June 30, 1998. The purpose of combining the two companies is for the presentation of unaudited pro forma condensed consolidated statements of operations only.

Note 3. The unaudited pro forma condensed consolidated statements of operations for the Company and Access have been prepared as if the acquisition was completed as of the beginning of each period presented. The unaudited pro forma net loss per share is based on the weighted average number of common shares of the Company's Common Stock outstanding during the periods presented.

Note 4. The unaudited pro forma condensed consolidated statements of operations do not reflect activity subsequent to the periods presented and therefore do not reflect the loss of revenue attributable to Access's loss of two agents. These agents in the aggregate accounted for approximately $2 million per month of revenue for the year ended December 31, 1997.

Note 5. The following pro forma adjustments are reflected in the unaudited pro forma condensed consolidated statements of operations.

        (a) Certain reclassifications have been made to Access's historical financial statements to conform to Ursus Telecom Corporation's presentation.

        (b) To record amortization expense of intangibles for the year ended March 31, 1998 for the excess of purchase price over the fair value of net assets acquired. The Company has preliminarily allocated the excess of purchase price over the fair value of net assets acquired to goodwill and customer lists using lives of 20 and 7 years, respectively.

        (c) To record amortization expense of intangibles for the six months ended September 30, 1998. The Company has preliminarily allocated the excess of purchase price over the fair value of net assets acquired to goodwill and customer lists using lives of 20 and 7 years, respectively.

        (d) No tax effect has been recorded as the amortization expense is non-deductible for income tax purposes.